UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2004

METRON TECHNOLOGY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 FORTRAN DRIVE
San Jose, California 95134-2300

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 719-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 13, 2004, Metron Technology N.V. (“Metron”) reported its results for its fiscal quarter ended August 31, 2004.  A copy of the press release issued by Metron on October 13, 2004 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Metron provides in the press release additional information concerning its operating results. Metron’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from measures used by other companies. The calculation of inventory turns has been adjusted to exclude inventory for delivered equipment that pertains to deferred revenue.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Metron, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired. Not applicable.

(b)           Pro Forma Financial Information.  Not applicable.

(c)           Exhibits.

Exhibit No.	Description

99.1

Press release, dated as of October 13, 2004, reporting Metron Technology N.V.’s fiscal quarter results for the quarter ended August 31, 2004 (furnished and not filed herewith solely pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metron Technology, N.V.

Dated: October 13, 2004	By:	/s/ Douglas J. McCutcheon
Douglas J. McCutcheon
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1

Press release, dated as of October 13, 2004, reporting Metron Technology N.V.’s fiscal quarter results for the quarter ended August 31, 2004 (furnished and not filed herewith solely pursuant to Item 2.02)